Exhibit 16(a)(5)

[ING STATIONERY]

April 20, 2011

Members of the Board of Directors ING Life Insurance and Annuity Company 1475 Dunwoody Drive West Chester, PA 19380-1478

Re: File No. 333-130833 Prospectus Name: Guaranteed Account (IICA) Post-Effective Amendment No. 6 to Registration Statement on Form S-1

Ladies and Gentlemen:

In my capacity as Counsel to ING Life Insurance and Annuity Company, a Connecticut domiciled corporation
(“Company”), I have supervised the preparation of the above-referenced registration statement for the ING Life
Insurance and Annuity Company Guaranteed Account available under certain variable annuity contracts
(“Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of
1933.

I am of the following opinion:

(1)	The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

(2) The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3)	The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the
Company in accordance with their terms;

(4)	The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Nicholas Morinigo Nicholas Morinigo Counsel

1475 Dunwoody Drive West Chester, PA 19380-1478

Tel: 610.425.3447 Fax: 610.425.3520